Exhibit 10.33





July 10, 2000

Mr. Rene L. Latiolais
2305 Barton Creek Boulevard
Villa 42, Box 3
Austin, Texas 78735

Supplemental Agreement to the Consulting Agreement dated January 25, 1999 and the Supplemental Agreement dated August 4, 1999.

This Supplemental Agreement corrects and replaces the Supplemental Agreement dated June 14, 2000.

Dear Mr. Latiolais

This letter refers to the Consulting Agreement (the "Agreement") dated January 25, 1999, and the Supplemental Agreement dated August 4, 1999 (the "Supplemental") between you and FM Services Company (the "Company").

By way of this Supplemental Agreement, the Company would like to amend your Supplemental Agreement dated August 4, 1999 to reflect a new annual fee of $230,000, payable monthly effective July 1, 2000. Additionally, your consulting services will be required only "as needed." All other terms and conditions of the Agreement between you and FM Services shall remain the same.

Please confirm that the foregoing correctly sets forth your understanding with respect to this matter by signing both originals of this letter and returning one to me.

Very truly yours,

/s/ Stephen M. Jones

Stephen M. Jones
Vice Chairman and Secretary


AGREED TO AND ACCEPTED


BY:   /s/ Rene L. Latiolais
      _______________________________________
	     Rene L. Latiolais


DATE:      7/26/00
     ______________________________________